SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 13, 2007

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 13, 2007, Coherent, Inc. (the “Company”) received an additional staff determination notice from The Nasdaq Stock Market stating that the Company is not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company’s delay in filing its quarterly report on Form 10-Q for the fiscal quarter ended December 30, 2006. The notice stated that the delay in filing could serve as an additional basis for delisting of the Company’s securities.

As previously disclosed, Nasdaq initially informed the Company on December 19, 2006 that its securities would be delisted due to the Company’s delay in filing its Form 10-K for the fiscal year ended September 30, 2006 unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel on February 15, 2007 to request an extension for continued listing on the Nasdaq Global Select Market. The Company is awaiting a decision on its extension request. While the Company remains optimistic, there can be no assurance that the Panel will grant a request for continued listing. Shares of Coherent common stock will continue trading on the Nasdaq pending the Panel’s decision.

ITEM 9.01.            Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release of Coherent issued on February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 16, 2007
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Press release of Coherent issued on February 16, 2007